Exhibit 99.1

Antero Resources Announces Appointment of Joyce E. McConnell to the Board of Directors

Denver, Colorado, February 20, 2018—Antero Resources Corporation (NYSE: AR) (“Antero” or the “Company”) today announced that Joyce E. McConnell has been appointed to its board of directors (the “Board”), as a Class II director, effective as of February 20, 2018. Ms. McConnell is an independent director under the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission and the applicable listing standards of the New York Stock Exchange.

Ms. McConnell, a nationally recognized scholar and national and West Virginia leader, has been the Provost and Vice President of Academic Affairs at West Virginia University since 2014. She joined the West Virginia University College of Law faculty in 1995, became a full professor in 1998, and the Thomas R. Goodwin Professor of Law in 2002. She served two terms as the Associate Dean for Academic Affairs and became the Dean of the College of Law in 2008.  McConnell is also Chair of the West Virginia Chapter of The Nature Conservancy and a member of the NCAA Division I Committee on Infractions.

Paul M. Rady, Chairman and CEO of Antero commented, “As part of our ongoing process that Antero Resources has undertaken over the past few months to identify a director that would further strengthen our Board’s breadth of talent and experience, we are very excited to welcome Joyce McConnell to the Board of Directors of Antero.  Joyce’s broad legal and management experience and deep local ties to the West Virginia community in which we operate will be a valuable asset to Antero and our shareholders.  Adding another independent director to the Board of Directors with Joyce’s background further strengthens our commitment to good corporate governance at Antero.”

“I am thrilled to join the Board of Antero, a great company with a forward-thinking management team and a bright future in West Virginia and Ohio. Antero’s momentum, footprint and operational capabilities present a tremendous opportunity.  I am excited to represent shareholders and work with the Board to oversee the execution of the company’s business strategy,” said McConnell.

Before joining the Company, McConnell served as President of the West Virginia Bar Association and served with former U.S. Supreme Court Justice Sandra Day O’Connor on former West Virginia Governor Joe Manchin’s Judicial Reform Commission. Prior to that, Ms. McConnell was a Clinical Fellow at The Georgetown University Law Center in Washington, D.C.

Ms. McConnell’s appointment fills a previous vacancy on the Board and returns its size to nine directors, seven of whom are independent directors. Ms. McConnell will be a member of the Board’s Nominating & Governance Committee.

This release includes “forward-looking statements.”  Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond Antero’s control.  All statements, except for statements of historical fact, made in this release regarding activities, events or developments Antero expects, believes or anticipates will or may occur in the future, such as Antero’s ability to identify and execute a plan to increase shareholder value, deliver on its long-term outlook and adopt a compensation plan, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All forward-looking statements speak only as of the date of this release. Although Antero believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

Antero cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control, incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating natural gas and oil reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under the heading “Item 1A. Risk Factors” in Antero’s Annual Report on Form 10-K for the year ended December 31, 2017.

Antero Resources is an independent natural gas and oil company engaged in the acquisition, development and production of unconventional liquids-rich natural gas properties located in the Appalachian Basin in West Virginia and Ohio. The Company’s website is located at www.anteroresources.com.  For more information, contact Michael Kennedy — SVP — Finance, at (303) 357-6782 or mkennedy@anteroresources.com.